                                                                   EXHIBIT 10.22

                        Total Renal Care Holdings, Inc.

                          Employee Stock Purchase Plan

                         1999 Amendment and Restatement

                               Table of Contents


                                                                                      Page
                                                                                      ----
Article I  - Purpose and Effective Date..............................................   1

Article II  - Definitions............................................................   1
 2.1   "Account......................................................................   1
 2.2   "Board........................................................................   1
 2.3   "Code.........................................................................   1
 2.4   "Committee....................................................................   1
 2.5   "Common Stock.................................................................   1
 2.6   "Company......................................................................   1
 2.7   "Continuous Employment........................................................   1
 2.8   "Employee.....................................................................   2
 2.9   "Exchange Act"................................................................   2
2.10   "Fair Market Value"...........................................................   2
2.11   "Leave of Absence.............................................................   2
2.12   "Participant..................................................................   2
2.13   "Plan.........................................................................   3
2.14   "Purchase Right...............................................................   3
2.15   "Purchase Right Period........................................................   3
2.16   "Stockholders.................................................................   3
2.17   "Subsidiary...................................................................   3

Article III  - Eligibility and Participation.........................................   3
 3.1   Eligibility...................................................................   3
 3.2   Payroll Withholding...........................................................   3
 3.3   Limitations...................................................................   4
 3.4   Granting of Purchase Rights...................................................   4
 3.5   Establishment of Accounts.....................................................   5

Article IV  - Purchase Rights........................................................   5
 4.1   Termination of Purchase Rights................................................   5
 4.2   Exercise of Purchase Rights...................................................   5
 4.3   Termination Event.............................................................   6
 4.4   Non-Transferability of Purchase Rights........................................   6

Article V  - Common Stock............................................................   6
 5.1   Shares Subject to Plan........................................................   6
 5.2   Adjustment Upon Changes in Capitalization.....................................   7



Article VI  - Plan Administration....................................................   7

 6.1   Administration................................................................   7
 6.2   Indemnification...............................................................   8

Article VII  - Amendment and Termination.............................................   8
 7.1   Amendment and Termination.....................................................   8
 7.2   Shareholder Approval..........................................................   8

Article VIII  - Miscellaneous Matters................................................   9
 8.1   Uniform Rights and Privileges.................................................   9
 8.2   Application of Proceeds.......................................................   9
 8.4   No Additional Rights..........................................................   9
 8.5   Governing Law.................................................................   9

                        Total Renal Care Holdings, Inc.
                         Employee Stock Purchase Plan


                                   Article I
                           Purpose and Effective Date

     The purpose of the Plan is to provide incentives for, and to encourage stock ownership by, Employees of Total Renal Care Holdings, Inc. or any of its Subsidiaries whose Employees participate in the Plan in order to increase their proprietary interest in the success of the Company.

     The effective date of this 1999 Amendment and Restatement of the Plan is November 9, 1999.


                                   Article II
                                  Definitions

     Whenever capitalized in the text, the following terms shall have the meanings set forth below.

      2.1 "Account" shall mean the account established pursuant to Section 3.5
           -------
to hold a Participant's contributions to the Plan.

      2.2 "Board" shall mean the Board of Directors of Total Renal Care
           -----
Holdings, Inc.

      2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----
Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

      2.4 "Committee" shall mean the Board of Total Renal Care Holdings, Inc. or
           ---------
a committee designated by the Board to administer the Plan.

      2.5 "Common Stock" shall mean the common stock of Total Renal Care
           ------------
Holdings, Inc.

      2.6 "Company" shall mean Total Renal Care Holdings, Inc., a Delaware
           -------
corporation, as well as any Subsidiary whose employees participate in the Plan with the consent of the Board.

      2.7 "Continuous Employment" shall mean employment without interruption by
           ---------------------
the Company.  Employment shall not be considered interrupted because of:

          (a) Transfers of employment between the Company and a Subsidiary (or vice versa); or

          (b)  Any Leave of Absence.

     2.8 "Employee" shall mean any person employed by the Company.  This term
          --------
does not include directors unless they are employed by the Company in a position in addition to their duties as a director.

     2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

     2.10 "Fair Market Value" shall mean, on any given day, the closing price
           -----------------
for the Common Stock on that day, or if the Common Stock was not traded on that day, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules.

          (a) If the Common Stock is admitted to trading or listed on a national securities exchange, the closing price for any day shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

          (b) If not listed or admitted to trading on any national securities exchange, the last sale price on that day of the Common Stock reported on the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq National Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

          (c) If not included in the Nasdaq National Market, the average of the closing bid and ask prices of the Common Stock on that day reported by The Nasdaq Stock Market, or any comparable system on that day.

          (d) If the Common Stock is not included in the Nasdaq Stock Market or any comparable system, the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

     2.11 "Leave of Absence" shall mean an unpaid leave of absence taken in
           ----------------
accordance with the Company's leave of absence policy. A Participant will not be considered to have incurred a break in Continuous Employment because of a Leave of Absence that does not exceed ninety (90) days. If the Leave of Absence exceeds ninety (90) days, the Participant will be deemed to have incurred a break in Continuous Employment on the ninety-first (91st) day, unless the Participant's rights to reemployment are guaranteed by statute or contract.

      2.12 "Participant" shall mean an Employee who has been granted a Purchase
            -----------
Right under the Plan.

      2.13  "Plan" shall mean the 1999 Amendment and Restatement of the Total
             ----
Renal Care Holdings, Inc. Employee Stock Purchase Plan.

      2.14  "Purchase Right" shall mean a right to purchase Common Stock granted
            --------------
pursuant to the Plan.

      2.15  "Purchase Right Period" shall mean the period beginning on January 1
            ---------------------
or July 1 (whichever is applicable) and terminating on the immediately following December 31. (But see Section 43 for special rules regarding the termination of a Purchase Right Period.)

      2.16  "Stockholders" shall mean the holders of Common Stock.
            ------------

      2.17  "Subsidiary" shall mean any corporation (other than the Company) in
             ----------
an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


                                  Article III
                         Eligibility and Participation

      3.1 Eligibility.
          -----------

          (a) All Employees of the Company who are scheduled to work at least twenty (20) hours per week are eligible to participate in the Plan, provided they have completed at least three (3) months of Continuous Employment prior to the first day of the Purchase Right Period.

          (b) No Employee may be granted a Purchase Right if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Subsidiary. For this purpose, an Employee's ownership interest shall be determined in accordance with the constructive ownership rules of Code Section 424(d).

      3.2 Payroll Withholding.
          -------------------

          (a) Employees who have satisfied the eligibility conditions of Section
     3.1 may enroll as Participants by executing prior to the commencement of each Purchase Right Period a form provided by the Committee on which they designate:

               (i) The dollar amount (not a percentage of compensation) to be deducted from their paychecks and contributed to their Accounts for the purchase of Common Stock, which shall not be less than ten dollars ($10) per payroll period; and/or

               (ii) The amount of funds, if any, which they will deposit at the beginning of the Purchase Right Period for the purchase of Common Stock.

          (b) Once chosen, the rate of contributions for a Purchase Right Period cannot be decreased or increased without terminating the Purchase Right. However, pursuant to rules and procedures prescribed by the Committee, a Participant may make additional contributions to make up for amounts that he or she failed to make while on a Leave of Absence if the Participant returns to active employment and contributes those amounts before the end of the Purchase Right Period.

      3.3 Limitations.
          -----------

          (a) Notwithstanding anything herein to the contrary, a Participant may not accrue a right to purchase shares of Common Stock at a rate that exceeds twenty-five thousand dollars ($25,000) per calendar year, determined in a manner consistent with Code Section 423(b)(8).

          (b) This limitation shall apply to the Participant's right to purchase Common Stock under the Plan and under all other employee stock purchase plans described in Code Section 423 that are maintained by the Company and its Subsidiaries.

          (c) This dollar limitation applies to the Fair Market Value of Common Stock determined at the time the Purchase Right is granted.

      3.4 Granting of Purchase Rights.  The price at which each share covered by
          ---------------------------
a Purchase Right will be purchased will in all instances be the lesser of:

          (a) One hundred percent (100%) of the Fair Market Value of a share of Common Stock on the first day of the applicable Purchase Right Period; or

          (b) Eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last day of that Purchase Right Period.

However, in no event will the maximum number of shares that can be purchased pursuant to the provisions of this Section 3.4 in a single Purchase Right Period exceed twenty-five thousand (25,000).

      3.5 Establishment of Accounts.
          -------------------------

          (a) All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution) will be deposited into a separate Account maintained for the Participant.

          (b) No interest will be earned on those contributions.

          (c) A Participant may not withdraw any amounts from his or her Account without terminating his or her Purchase Right pursuant to Section 4.1 below.


                                   Article IV
                                Purchase Rights

      4.1 Termination of Purchase Rights.
          ------------------------------

          (a) A Participant may withdraw from the Plan at any time prior to the last day of the Purchase Right Period by submitting a form prescribed by the Committee to the Human Resources Department of the Company at the Corporate Office in Torrance, California. The Participant's Purchase Right shall terminate upon withdrawal from the Plan.

          (b) A Purchase Right shall terminate automatically if the Participant holding the Purchase Right ceases to be employed by the Company for any reason (including death, disability, or retirement) prior to the last day of the Purchase Right Period.

          (c) Upon the termination of a Purchase Right, all amounts held in the Participant's Account shall be refunded to the Participant.

      4.2 Exercise of Purchase Rights.
          ---------------------------

          (a) Unless previously terminated, Purchase Rights will be exercised automatically on the last day of the Purchase Right Period.

          (b) Except as provided in Paragraph (b) of Section 3.2 above, payment for shares to be purchased at the termination of the Purchase Right Period may only be made from funds:

               (i)   Deposited at the beginning of a Purchase Right Period;
          and/or

               (ii) Accumulated through payroll deductions made during the Purchase Right Period.

          (c) If the amount in the Participant's Account at the end of the Purchase Right Period is insufficient to purchase all the shares covered by the Purchase Right granted to the Participant, those funds will be used to purchase as many whole shares as possible.

          (d) If the balance of the Participant's Account on the date of purchase exceeds the purchase price of the whole number of shares to be acquired, the surplus shall be applied to the next Purchase Right Period, unless the Participant elects to receive a refund by submitting a form prescribed by the Committee to the Human Resources Department of the Company at the Corporate Office in Torrance, California.

          (e) Stock certificates will be distributed within forty-five (45) days following the date of the exercise of the Purchase Right.

      4.3 Termination Event.  The following provisions of this Section 4.3 shall
          -----------------
apply, notwithstanding anything herein to the contrary.

          (a) A "Termination Event" shall be deemed to occur as a result of (i) a transaction in which the Company will cease to be an independent publicly-owned corporation or (ii) a sale or other disposition of all or substantially all the assets of the Company.

          (b) All Purchase Rights shall be automatically exercised immediately preceding the Termination Event. In such an event, for purposes of applying the rules of Paragraph (b) of Section 3.4, the Fair Market Value of the Common Stock on that date shall be deemed to be the consideration paid for the Common Stock in the transaction.

      4.4 Non-Transferability of Purchase Rights.  A Purchase Right may not be
          --------------------------------------
assigned or alienated other than by will and the laws of descent and distribution.


                                   Article V
                                  Common Stock

      5.1 Shares Subject to Plan.
          ----------------------

          (a) Effective November 9, 1999, the maximum number of shares of Common Stock which may be issued under the Plan is one million, three hundred thirty-three thousand, three hundred and three (1,133,333). The number of these shares shall be subject to adjustment under Section 5.2 below.

          (b) If any outstanding Purchase Right is terminated for any reason prior to its exercise, the shares subject to the Purchase Right will again become subject to purchase under the Plan.


          (c) The Common Stock issuable under the Plan may be previously unissued or may have been reacquired by the Company in the open market (or otherwise).

      5.2 Adjustment Upon Changes in Capitalization.  Subject to the provisions
          -----------------------------------------
of Section 4.3, a proportionate adjustment shall be made by the Committee in the number, price, and kind of shares subject to outstanding Purchase Rights if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or other similar transaction.


                                   Article VI
                              Plan Administration

      6.1 Administration.
          --------------

          (a) The Plan shall be administered by the Committee. The Committee shall have authority to:

               (i)   Interpret the Plan;

               (ii)  Prescribe rules and procedures relating to the Plan; and

               (iii) Take all other actions necessary or appropriate in connection with the administration of the Plan.

          (b) A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members:

               (i)   Present at any meeting; or

               (ii)  In writing without a meeting.

          (c) All decisions of the Committee shall be final and binding on all Participants.

          (d) No member of the Committee shall be liable for any action or inaction taken in good faith with respect to the Plan or any Purchase Right granted under it.

      6.2 Indemnification.
          ---------------

          (a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and each other member of the Board, as well as any other Employee with duties under the Plan, against expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under the Plan. This indemnity shall not apply, however, if:

               (i) It is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or

               (ii) The individual fails to assist the Company in defending against any such claim.

          (b) Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit. Furthermore, the Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.


                                  Article VII
                           Amendment and Termination

      7.1 Amendment and Termination.  The Board may amend or terminate the Plan
          -------------------------
at any time by means of written action, except with respect to outstanding Purchase Rights.

      7.2 Stockholder Approval.  No additional shares of Common Stock shall be
          --------------------
issued solely as a result of the adoption of the 1999 Amendment and Restatement of the Plan unless the Plan is approved by the Stockholders within twelve (12) months before or after the date of its adoption by the Board, which is November
9, 1999.   If the 1999 Amendment and Restatement is not approved by the
Stockholders within that time period, the prior version of the Plan will remain in effect. The approval by the Stockholders must relate to:

          (a) The class of individuals eligible to participate; and

          (b) The aggregate number of shares to be granted under the Plan.

If either of those items are changed, approval of the Stockholders must again be obtained.

                                  Article VII
                             Miscellaneous Matters

      8.1 Uniform Rights and Privileges.  The rights and privileges of all
          -----------------------------
Participants under the Plan shall be the same.

      8.2 Application of Proceeds.  The proceeds received by the Company from
          -----------------------
the sale of Common Stock pursuant to Purchase Rights may be used for any corporate purpose.

      8.3 Notice of Disqualifying Disposition.  A Participant must notify the
          -----------------------------------
Company if the Participant disposes of stock acquired pursuant to the Plan prior to the expiration of the holding periods required to qualify for capital gains treatment on the sale.

      8.4 No Additional Rights.
          --------------------

          (a) Neither the adoption of this Plan nor the granting of any Purchase Right shall:

               (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

               (ii) Confer upon any Participant the right to continue to be employed by the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant at any time, with or without cause.

          (b) No Participant shall have any rights as a Shareholder with respect to any shares covered by a Purchase Right granted to the Participant until the Common Stock is actually issued to the Participant.

          (c) No adjustments will be made for cash dividends or other rights for which the record date is prior to the issuance of the Common Stock.

      8.5 Governing Law.
          -------------

          (a) The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the State of Delaware.

          (b) The provisions of this Plan shall be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Section 423.